AGREEMENT AND PLAN OF

                                 REORGANIZATION

                                       OF

                               ENSTAR CORPORATION


                            DATED DECEMBER 22, 1989

                      AGREEMENT AND PLAN OF REORGANIZATION
                             OF ENSTAR CORPORATION

                               TABLE OF CONTENTS


                                                            Page

                                                            No.

                                  ---
ARTICLE 1              CONVEYANCE, DISTRIBUTION AND
                           REORGANIZATION                   1


Section 1.1.           Transferred Assets                   1

Section 1.2.           Excluded Assets                      2

Section 1.3.           Conveyance                           2

Section 1.4.           Distribution                         2

Section 1.5.           Closing Statement                    2

ARTICLE 2              CLOSING AND CERTAIN ACTIONS OF
                       THE PARTIES PRIOR TO CLOSING         3

Section 2.1.           Time and Place of Closing            3
Section 2.2.           Related Agreements                   4
Section 2.3.           Public Announcements                 6
Section 2.4.           Confidential Information             6
Section 2.5.           Best Efforts to Meet Conditions      6
Section 2.6.           Insurance Coverage of Subsidiaries   6
Section 2.7.           Access to Records and Properties     6
Section 2.8.           Copies of Information                7
Section 2.9.           Government Reviews                   7
Section 2.10.          Conduct of Business                  7
Section 2.11. Letters in Lieu, Federal and State Assignments and Notices to Operators 8
Section 2.12.          IPU Indenture                        8
Section 2.13.          Inconsistent Activities              8
Section 2.14.          Area of Mutual Interest Agreements   8
Section 2.15.          Capital Contributions                9

ARTICLE 3              REPRESENTATIONS AND WARRANTIES       9

Section 3.1.           Representations and Warranties of
                       UTPC                                 9
Section 3.2.           Representations and Warranties of
                       Ultramar                             10
Section 3.3.           Representations and Warranties of
                       Unimar                               12

ARTICLE 4              ADDITIONAL AGREEMENTS AND COVENANTS  14

Section 4.1.           IRS Covenant                         14

ARTICLE 5              CONDITIONS TO CLOSING                14

Section 5.1.           Conditions to Obligation of the
                       Parties hereto to Close              14






                                      -i-

ARTICLE 6              SURVIVAL OF REPRESENTATIONS
                           AND WARRANTIES                   15

ARTICLE 7              TERMINATION AND AMENDMENT            15

Section 7.1.           Termination                          15
Section 7.2.           Amendment                            16

ARTICLE 8              EXPENSES                             16

ARTICLE 9              MISCELLANEOUS                        16

Section 9.1.           Counterparts                         16
Section 9.2.           Notice                               17
Section 9.3.           Further Assurances                   17
Section 9.4.           Schedules and Exhibits               17
Section 9.5.           Defined Terms                        17
Section 9.6.           Assignment                           17
Section 9.7.           Closing Period Adjustments           17
Section 9.8.           Payments and Invoices Received
                       After the Closing                    20
Section 9.9.           Surety Bond Coverage                 20
Section 9.10.          Confidentiality                      20
Section 9.11.          Severance                            21
Section 9.12.          Captions                             21
Section 9.13.          Governing Law                        21
Section 9.14.          Waivers                              21
Section 9.15.          Acknowledgment                       21
Section 9.16.          Files and Records                    21
Section 9.17.          Equitable Remedy                     22
Section 9.18.          Severability                         22
Section 9.19.          Entire Agreement                     22
Section 9.20.          Conflict                             22


EXHIBITS

Exhibit A              Assets Conveyed to UT Development
Exhibit B              Assets Conveyed to Newco
Exhibit C              Form of Conveyance
Exhibit D              Intentionally omitted
Exhibit E              Transition Space and Services Agreement
Exhibit F              Enstar Discharge Agreement
Exhibit G              Assumption and Indemnification Agreement
Exhibit H              Marketing Agreement
Exhibit I              IRS Request
Exhibit J              Partnership Amendment
Exhibit K              Termination Agreement
Exhibit L              Amended 1985 Agreement
Exhibit M              Amended 1987 Agreement
Exhibit N              Assignments
Exhibit O              Seismic Agreement







SCHEDULES

Schedule 1.5           Estimated Closing Schedule
Schedule 3.3(f)        Litigation and Claims
Schedule 3.3(g)        Makeup
Schedule 3.3(h)        Gas and Oil Balancing
Schedule 9.7           Closing Period Adjustments Schedule






                                     -iii-

                      AGREEMENT AND PLAN OF REORGANIZATION
                                       OF
                               ENSTAR CORPORATION


     This Agreement and Plan of Reorganization of Enstar Corporation (the "Agreement") is made and entered into as of December 22, 1989 by and among Unimar Company, a Texas general partnership ("Unimar"), Ultrastar, Inc., a Delaware corporation ("Ultrastar"), Unistar, Inc., a Delaware corporation ("Unistar"), Enstar Corporation, a Delaware corporation ("Enstar"), Newstar Inc., a Delaware corporation ("Newstar"), Union Texas Development Corporation, a Delaware corporation ("UT Development"), Union Texas Petroleum Corporation, a Delaware corporation ("UTPC"), and Ultramar America Limited, a Delaware corporation ("Ultramar").


                                  WITNESSETH:

     WHEREAS, Unistar and Ultrastar (collectively the "General
Partners") formed Unimar pursuant to the Texas Uniform
Partnership Act (the "Texas Act") for the purpose of acquiring, owning and operating Enstar (the assets, property and rights of Enstar and its affiliates being hereinafter referred to collectively as the "Assets");

     WHEREAS, the General Partners desire to effect an equitable distribution of substantially all of the United States Assets of Enstar to the General Partners for purposes of a reorganization
(the "Reorganization") of Enstar;

     WHEREAS, in connection with the Reorganization the General
Partners desire to cause Enstar to convey such Assets to Newstar and UT Development, newly formed subsidiaries of Enstar
(collectively the "Subsidiaries");

     WHEREAS, UTPC, Ultramar, Unimar, the General Partners,
Enstar and the Subsidiaries desire to make certain representations, warranties and agreements in connection with the Reorganization;

     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE 1

                  CONVEYANCE, DISTRIBUTION AND REORGANIZATION

     Section 1.1.   Transferred Assets.  At the Closing (as
defined in Section 2.1), the following transfers shall occur:

     (a) Enstar shall convey to UT Development all right, title and interest of Enstar in and to the oil, gas and mineral properties, shares of certain saltwater disposal entities and the other assets identified on Exhibit A (collectively the "UT
Assets");

     (b) Enstar shall transfer to Newstar all right, title and interest of Enstar in and to the partnership interests, certain receivables and the oil, gas and mineral properties and the other assets identified on Exhibit B (collectively the "Newstar
Assets").

     Section 1.2. Excluded Assets. The Assets to be transferred to Newstar and UT Development are limited to such Assets described in Exhibit A or B and Enstar shall retain all of its right, title and interest in and to and liabilities associated with all of its other Assets.

     Section 1.3. Conveyance. The conveyance of the Assets described in Section 1.1 to the Subsidiaries (the "Transferred Assets") shall be accomplished by Enstar at the Closing by the execution and delivery of (a) conveyances substantially in the form of Exhibit C (the "Conveyances"), (b) the transfer of the limited partnership and general partnership interests (collectively the "Partnership Interests") in accordance with each Agreement of Limited Partnership (collectively the "Partnership Agreements") of each of the partnerships (the "Partnerships") referred to in Section 1.1(b) by the execution and delivery of assignments substantially in the form of Exhibit N and (c) stock certificates representing all of the shares for the salt water disposal entities owned by Enstar referred to in
Section 1.1(a) duly endorsed in blank or accompanied by stock powers duly executed in blank.

     Section 1.4.  Distribution.   At the Closing after
conveyance of the Transferred Assets, (a) Enstar shall distribute all issued and outstanding shares of capital stock of each of the Subsidiaries (collectively the "Subsidiaries' Stock") to Unimar,
(b) Unimar shall distribute all the issued and outstanding shares of capital stock of UT Development to Unistar, and (c) Unimar shall distribute all the issued and outstanding shares of capital stock of Newstar to Ultrastar.

     Section 1.5.  Closing Statement.

     (a) UTPC as contract manager pursuant to the Management Agreement (as defined in Section 2.2) shall deliver on the Closing Date a statement described in this Section 1.5 (the "Closing Statement") for each of Newstar and UT Development. The Closing Statement is also hereinafter referred to as the "Newstar Closing Statement" and the "UT Closing Statement." The Closing Statement shall be prepared in accordance with generally accepted accounting principles except as otherwise reflected in the Closing Statement for the time period beginning on the Valuation Date (as defined in Section 2.1(b)) and ending on the last day of the month prior to the Closing Date for which actual accounting information is available (the "Initial Closing Period") as if the Initial Closing Period were a separate and distinct accounting period. The Closing Statement shall contain and shall have attached thereto such supporting documentation as is reasonably necessary to provide a basis for the estimated adjustments shown therein. The Closing Statement shall be based on actual information available to UTPC at the time of its preparation and upon UTPC's good faith estimates and adjustments. Each party and its accountants shall be provided access to all of Enstar's books, records, computer runs and other documents containing information on which the Closing Statement is based for the purpose of conducting an audit or such other review as such party may deem appropriate. As used in this Section 1.5 the term "Newstar Assets" and "UT Assets" shall include all assets that would have been Newstar Assets or UT Assets, respectively on the Closing Date but for their prior sale, disposal or other disposition during the Initial Closing Period.

     (b) As more fully set forth on Schedule 1.5 hereto, the Closing Statement shall cover operations related to the Newstar Assets and the UT Assets as if during the Initial Closing Period Newstar had owned the Newstar Assets and UT Development had owned the UT Assets, which include the following:

     (i) The Newstar Closing Statement shall set forth an estimated aggregate amount for (A) net operating income accruing from the Newstar Assets, net of capital expenditures incurred during the Initial Closing Period to be allocated to Newstar and
(B) the acquisition or sale of any Newstar Assets during the Initial Closing Period to be charged or credited to Newstar; and

              (ii) The UT Closing Statement shall set forth an estimated aggregate amount for (A) net operating income accruing from the UT
       Assets, net of capital expenditures accruing during the Initial Closing
       Period to be allocated to UT Development and (B) the acquisition or sale of any UT Assets during the Initial Closing Period to be charged or credited to UT Development.

              (c)    General and administrative expenses,
interest expense and
income tax expense incurred, and net operating income accruing with respect to
Assets which are not Newstar Assets or UT Assets as well as exploration expenses and production payment interest for all the Assets, shall be shared in accordance with Schedule 1.5 hereto. In addition, the Closing Statement shall include special adjustments set forth on Schedule 1.5 hereto.

              (d)    On the Closing Date, Newstar or UT
Development, shall by
wire transfer to a designated account, make payments (if any) required to the other. With respect to any amounts owed by Newstar or UT Development to the other pursuant to this Section 1.5(d), Ultramar and UTPC hereby agree to guarantee the timely payment of such amounts by Newstar and UT Development, respectively. With respect to any amounts owed to Newstar or UT Development, such party may elect to have the other make such payments to Enstar on its behalf and direct Enstar to apply the same to its affiliate's contribution amount owed to Enstar in order to effectuate the Discharge Agreement (as defined in Section 2.2).

                                    ARTICLE 2

                       CLOSING AND CERTAIN ACTIONS OF THE
                            PARTIES PRIOR TO CLOSING

              Section 2.1.  Time and Place of Closing.

              (a) The conveyance and distribution of the Transferred Assets for the Reorganization, as contemplated by this Agreement (the "Closing"), shall, unless otherwise agreed to in writing by the parties hereto, take place at the offices of Union Texas Petroleum Corporation, 1330 Post Oak Boulevard,
Houston, Texas at 10:00 a.m. (Houston time) on the later of (a)
January 15,
1990 or (b) a date that is the fifth business day following the date on which
Unimar and Enstar obtain a ruling (the "IRS Ruling") from the Internal Revenue
Service (the "IRS") regarding application of Section 355 of the Internal
Revenue Code of 1986, as amended (the "Code") to the Reorganization.

              (b)    The date on which the Closing occurs is
hereinafter
referred to as the "Closing Date." The Reorganization shall be effective for purposes of the Closing Statement and the Closing Period
Adjustment Statement
(as defined in Section 9.7) only as of January 1, 1989 (the
"Valuation Date").

              Section 2.2. Related Agreements. (a) Upon the terms and subject to the conditions, exceptions and reservations of this Agreement, at the
Closing the appropriate parties hereto shall execute and deliver the following agreements:

              (i)    the Conveyances;

              (ii) the Transition Space and Services Agreement, in
       substantially the form attached hereto as Exhibit E (the
"Transition
       Agreement"), providing for transitional office space, use of office equipment and assistance of UTPC after the Closing;

              (iii) the Termination and Release Agreement, in substantially the form attached hereto as Exhibit F (the "Discharge
Agreement"),
       providing for the full payment of the debt and obligations of Enstar under the $150,000,000 Credit Agreement, dated October 3,
1984, as
       amended (the "Enstar Credit Agreement"), and the applicable releases of liens and security interests and such other necessary related agreements for the purpose of such discharge of debt;

              (iv)   the Assumption and Indemnification
Agreement, in
       substantially the form attached hereto as Exhibit G (the
"Assumption
       Agreement"), providing for the assumption by Newstar and UT Development of certain liabilities and claims of Enstar and for the indemnification for certain matters by the respective parties hereto;

              (v)    the Agreement Regarding Certain Natural Gas
Sales and
       Transportation Transactions (the "Marketing Agreement"), in
       substantially the form attached hereto as Exhibit H, regarding marketing restrictions on certain properties of Enstar;

              (vi)   the Amendment No. 2 to the Agreement of
General
       Partnership of Unimar Company, dated as of May 22, 1984
(the
       "Partnership Agreement"), between Unistar and Ultrastar in substantially the form attached hereto as Exhibit J (the Partnership
Amendment);

              (vii)  the Termination Agreement (the Termination
Agreement) in
       substantially the form attached hereto as Exhibit K, providing for the termination of the partys' rights and obligations under the Management and Agency Agreement dated September 25, 1984 (the
"Management
       Agreement");

              (viii) the Amendment to the Letter Agreement, dated
October 25,
       1985 (the "Amended 1985 Agreement"), among Unistar,
Ultrastar and
       certain other parties as set forth therein and relating to the E. A.
       McIlhenny Estate No. 1 Well ("McIlhenny No. 1 Well") located in Iberia
       Parish, Louisiana, in substantially the form attached hereto as Exhibit
       L herein;

              (ix)   the Amendment to the Letter Agreement, dated
December 3,
       1987 (the "Amended 1987 Agreement"), among Unistar,
Ultrastar and
       certain other parties as set forth therein and relating to the E. A.
       McIlhenny Estate No. 2 Well ("McIlhenny No. 2 Well") located in Iberia
       Parish, Louisiana, in substantially the form attached hereto as Exhibit
       M herein;

              (x) the Assignments, in substantially the form attached hereto as Exhibit N; and

              (xi)   the Seismic Agreement (the "Seismic
Agreement") in
       substantially the form attached hereto as Exhibit O, providing for the rights and obligations relating to Enstar's seismic data.

The agreements listed in this Section 2.2 are collectively referred to in this
Agreement as the "Related Agreements." The parties hereto agree that between the date hereof and the Closing Date any of the Exhibits, including the Related
Agreements, may be amended or changed in writing upon the mutual agreement of the parties hereto.

              (b) Each party hereto shall use its best efforts to obtain or cause to be obtained as soon as practicable all third party non-governmental consents necessary or appropriate for the assignment and transfer of the
Transferred Assets (individually a "Consent" and collectively the "Consents");
provided, however, that no party shall be required to make any material expenditure or enter into any materially onerous agreement in order to obtain any such Consent; and provided, further, that prior to the Closing, Enstar shall obtain all consents and waivers necessary to carry out the transactions set forth in the Discharge Agreement. All notices to third parties shall be coordinated among the parties. If any Consent is not obtained by the Closing, then Enstar shall continue to hold as nominee for Newstar or UT Development, as the case may be, the properties and/or rights subject to such Consents until such time as such Consent is obtained. The party on whose behalf Enstar is holding such properties and/or rights shall hold harmless Enstar against any loss, cost or expense arising from Enstar acting as nominee in such regard.

              (c) UTPC on behalf of Unimar shall deliver to Ultrastar at
Closing revised versions of Schedules 3.3(f) and 3.3(g), the current versions of which are attached hereto, which have been updated so as to be true, complete and correct as of the most recent month prior to the Closing Date for which such information is reasonably available.

              (d)    Unimar shall use its best efforts to
deliver, and shall
cause Enstar to deliver (but only to the same extent permitted under Section
2.7 hereto and without incurring material expense), (i) to Newstar original (or copies with respect to accounting information upon the mutual agreement of the parties hereto) books, records, accountants' work papers, surveys, claims and litigation files, maps, studies, contracts, geological and geophysical data
(including without limitation third party seismic data), all computer software
(including source magnetic tapes and system and program documentation), and land title and Division and Transfer Order files, of Unimar and Enstar and its affiliates directly relating to the ownership and operation of the Newstar
Assets and (ii) to UT Development original (or copies with respect to accounting information upon the mutual agreement of the parties hereto) books, records, accountants' work papers, surveys, claims and litigation files, maps, studies, contracts, geological and geophysical data (including without limitation third party seismic data), all computer software (including source magnetic tapes and system and program documentation), and land title Division and Transfer Order files, of Unimar and
Enstar and its affiliates directly relating to the ownership and operation of the UT Assets.

              Section 2.3. Public Announcements. From the date hereof and for a period of one year after the date hereof, each party hereto shall consult with the other parties hereto prior to any public announcement by such party regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby and to obtain the prior approval of the other parties hereto as to the content of any such disclosure, which approval shall not be unreasonably withheld. This provision shall not apply, however, to any announcement or written statement which, upon advice of counsel, is required by law to be made, except that any party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement or statement before it is made.

              Section 2.4.  Confidential Information.  The
parties hereto shall
hold in confidence all aspects of the transactions contemplated by this
Agreement. The parties hereto shall hold in confidence all information and data concerning the Transferred Assets that is obtained in connection with the transactions contemplated by this Agreement (other than information and data that is or becomes generally available to the public other than through disclosure by any of the parties hereto or their affiliates or representatives); provided, however, the foregoing shall not restrict necessary disclosures (a) to a party's affiliates or its officers, employees or representatives (b) in compliance with applicable securities or other laws or any order by court or governmental agency or (c) in order to obtain necessary consents, approvals or rulings (without violating any confidentiality obligation to a third party). The aforesaid obligation shall terminate at such time as the information and data in question (a) becomes generally available to the public other than through the breach by any of the parties hereto or their affiliates or representatives of said obligation or (b) with respect to a party, relate to a Transferred Asset that is owned by such party or its affiliates after consummation of the Reorganization.

              Section 2.5.  Best Efforts to Meet Conditions.
Each of the
parties hereto shall use its best efforts to cause all of the conditions to its obligations to consummate the transactions contemplated herein to be met as soon after the date hereof as practicable.

              Section 2.6.  Insurance Coverage of Subsidiaries.
Ultrastar and
Unistar shall obtain, and have in force and effect on and as of the Closing
Date insurance coverage as deemed appropriate by them for losses, liabilities and claims arising out of events, acts or omissions taking place on and subsequent to the Closing Date and which are in connection with the Transferred
Assets and operation of Newstar and UT Development, respectively.
Neither
Ultrastar nor Unistar assumes the risk management and insurance functions of the other and each is free to manage the respective risks associated with the respective Transferred Assets and operations. Each of Ultrastar and Unistar acknowledges that it may be required to promptly provide to certain parties having business relationships with Newstar and UT Development certificates in proper form reflecting such coverage.

              Section 2.7.  Access to Records and Properties.
Between the date
of this Agreement and the Closing Date, Unimar, UTPC, Ultramar,
Unistar and
Ultrastar agree, subject to Section

2.4, (a) to give or cause to be given to each of the parties hereto and its representatives reasonable access, including the provision of adequate office space, during normal business hours to the Transferred Assets and to all the books, records, accountants' work papers, surveys, claims and litigation files, maps, studies, contracts, geological and geophysical data (including without limitation third party seismic data), all computer software (including source magnetic tapes and system and program documentation), and land title and
Division and Transfer Order files, of Unimar and Enstar and its affiliates pertaining to the ownership and operation of the Transferred Assets and (b) to cause the officers of Enstar and its affiliates to furnish or to make available to the parties hereto such financial and operating data and other information with respect to the business and properties of Enstar relating to the
Transferred Assets as the parties hereto shall from time to time reasonably request, but in either case only to the extent reasonably feasible and that such parties may do so without disclosing the internal work product of any party hereto (other than Enstar) or violating any confidentiality obligation to a third party and to the extent such parties have authority to grant such access. Unimar and Enstar shall use their best efforts to obtain approval from third parties to waive any confidentiality obligation or limitation on access for the benefit of the parties hereto; provided, however, prior to Closing each party shall be responsible for obtaining approval for access to seismic data that relates to data for which it will have rights under the Seismic Agreement.

              Section 2.8.  Copies of Information.  Subject to
Section 2.4,
prior to the Closing Date Unimar shall permit the parties hereto and their representatives to make copies of information contained in the books, records and files of Enstar, or in the books, records or files to which it has access insofar as the parties hereto may reasonably request and insofar as such information directly relates to the Transferred Assets, to the extent permitted under Section 2.7 hereof and at the expense of Enstar.

              Section 2.9. Government Reviews. Each of the appropriate parties hereto shall in a timely manner (a) make required filings with, prepare applications to and conduct negotiations with each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, including, but not limited to, the Internal Revenue Service in connection with securing a favorable ruling that the Reorganization will qualify as a tax-free exchange and distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), in form and substance reasonably satisfactory to the
General Partners as set forth at Exhibit I (the "IRS Request") as the same may be amended or revised and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations. All such filings, applications and negotiations shall be coordinated among the parties. Each of the parties hereto shall cooperate with and use its best efforts to assist the other parties hereto in pursuing such filings, applications and negotiations.

              Section 2.10.  Conduct of Business.  From December
31, 1988 to
the date of this Agreement, Unimar, Enstar, UTPC, Ultramar,
Unistar and
Ultrastar have conducted the business and operations of Enstar with respect to the Transferred Assets in accordance with the practices generally followed in the petroleum industry and UTPC, Ultrastar and Enstar have materially complied with their obligations under the Management Agreement. In addition Unimar,
Enstar, UTPC, Ultramar, Unistar and Ultrastar shall conform to the requirements of this Section 2.10 from the date of this Agreement to the Closing Date.

              Section 2.11.  Letters in Lieu, Federal and State
Assignments and
Notices to Operators and Limited Partners.

              (a) UTPC as contract manager pursuant to the Management
Agreement shall deliver to Ultrastar for its review and approval a list of persons who must receive Letters in Lieu of Division and Transfer Orders relating to the Transferred Assets. UTPC on behalf of Enstar shall also cause to be prepared in satisfactory form, to be executed on the Closing Date, such
Letters in Lieu of Division and Transfer Orders as necessary to reflect the transactions contemplated hereby.

              (b) UTPC as contract manager pursuant to the Management
Agreement shall cause to be prepared and executed on the Closing Date all assignments, if any, necessary to convey in accordance with
Section 1.1 all
interests and rights to federal, Indian or state leases and properties included in the Transferred Assets. The assignments shall be satisfactory in form and substance to the parties hereto and in accordance with applicable state and federal requirements.

              (c) UTPC as contract manager pursuant to the Management
Agreement shall cause to be prepared and executed on the Closing Date all notices required by operating agreements to which Enstar, Unimar or an affiliate is a party covering any of the Transferred Assets or portions thereof to the effect that Enstar has assigned to Newstar and UT Development all of its interest in the property subject to such operating agreements.

              (d) UTPC as contract manager pursuant to the Management
Agreement shall deliver to Ultrastar for its review and approval all notices required by the Partnership Agreements and shall cause all such notices to be prepared and duly executed and delivered.

              Section 2.12.  IPU Indenture.  If necessary to
comply with the
minimum capital requirements of the Indenture, executed by Unimar and the
Trustee thereto, in connection with the Indonesian Participating
Units, dated
as of September 25, 1984, the General Partners shall make additional capital contributions to Unimar.

              Section 2.13.  Inconsistent Activities.  Unless and
until this
Agreement has been terminated pursuant to Article 7, neither General Partner shall without the prior written consent of the other General Partner (a) directly or indirectly solicit, entertain, or cause any other person to solicit or entertain, any offer to acquire the Transferred Assets, (b) provide information to another person concerning the Transferred Assets (except in the ordinary course of the operation of the Transferred Assets or as permitted pursuant to Section 2.4) or (c) enter into any negotiations for or enter into any agreement that provides, or under certain circumstances would provide, for the acquisition of the Transferred Assets by a person other than as contemplated by this Agreement.

              Section 2.14. Area of Mutual Interest Agreements. All area of mutual interest agreements concerning or affecting the Transferred Assets between Unistar and its affiliates, on the one hand, and Ultrastar and its affiliates, on the other, including, but not limited to, the Partnership
Agreement, the Management Agreement and the Enstar Offshore
Properties Area of
Mutual Interest Agreement, dated March 9, 1988 (the "Offshore AMI") shall be terminated and shall be of no further force and effect after Closing.

              Section 2.15. Capital Contributions. UTPC and Ultramar shall cause their respective affiliate that is a General Partner to make a capital contribution to Enstar, which may include application of amounts pursuant to
Section 1.5(d), in equal amounts sufficient to provide for the full payment of the debt and other obligations of Enstar under the Enstar Credit Agreement in order to consummate the Discharge Agreement.


                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES


              Section 3.1.  Representations and Warranties of
UTPC.  UTPC
represents and warrants as follows:

              (a) Each of UTPC, Unistar and UT Development is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the character of its business made such qualification necessary except where the failure so to qualify would not have a material adverse effect on its financial condition or operations.  Each of UTPC, Unistar and UT
Development has
       heretofore delivered to Ultrastar true, correct and complete copies of its certificate of incorporation and bylaws, as amended to the date hereof.

              (b) The execution and delivery of this Agreement and the
       Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of each of
       UTPC, Unistar and UT Development and this Agreement and the Related
       Agreements are, or upon their execution and delivery will be, valid and binding obligations of each of UTPC, Unistar and UT
Development,
       enforceable against each of them in accordance with their terms, except that such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Neither the execution and delivery by each of UTPC, Unistar and UT Development of this Agreement or the
       Related Agreements to which it is a party nor the consummation of the transactions contemplated hereby and thereby, nor compliance by UTPC,
       Unistar or UT Development with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of its certificate of incorporation or bylaws, (ii) result in a material default (with due notice or lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which any of them is a party or by which they or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to UTPC, Unistar or UT Development or any of their properties or assets, assuming receipt of the Consents and all routine governmental consents normally acquired after the
       consummation of transactions such as transactions of the nature contemplated by this Agreement and the Related Agreements.

              (c)    Neither execution and delivery of, nor
performance under,
       this Agreement or the Related Agreements is prohibited by or requires any consent, authorization, approval or registration
(other than the
       Consents and such as are customarily obtained subsequent to the consummation of transactions such as the transactions contemplated hereby and thereby) under any law, rule or regulation, or any judgment, order, writ, injunction or decree binding upon UTPC, Unistar or UT
       Development.

              (d) None of Unimar, Enstar, Ultrastar or Newstar will directly or indirectly incur any liability or expense as a result of undertakings or agreements of UTPC, Unistar or UT Development for brokerage fees, finder's fees, agent's commissions or other similar form of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

              (e) UTPC is experienced and knowledgeable in the oil and gas business. UTPC has provided access to the extent permitted under
       Section 2.7 to all its books and records pertaining to the Transferred
       Assets and has been afforded the opportunity to examine the materials, books and records maintained by the operator with respect to the
       Transferred Assets and by the parties hereto and has been given access to other information relating to Enstar and the Transferred Assets.
       Prior to entering into this Agreement, UTPC was advised by its agents, representatives and counsel and such other persons it deemed appropriate concerning this Agreement. UTPC has made an independent investigation and evaluation of, and appraisal and judgment with respect to, the geologic and geophysical characteristics of the Transferred Assets and the estimated hydrocarbon reserves recoverable therefrom, title to the
       Transferred Assets and ownership and operation of the Transferred
       Assets.

              (f) UTPC has complied with its obligations under the
       Management Agreement except to the extent such non-compliance (i) has been consented to by Ultramar or its affiliates or (ii) will not have a materially adverse consequence on the aggregate value of the Newstar
       Assets taken as a whole. Since January 1, 1989 UTPC has not made any material transfer of equipment related to the Transferred
Assets, which
       are not in the ordinary course of business and have not been documented in UTPC's records.


              Section 3.2.  Representations and Warranties of
Ultramar.
Ultramar represents and warrants as follows:

              (a) Each of Ultramar, Ultrastar and Newstar is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the character of its business makes such qualification necessary except where the failure so to qualify would not have a material adverse effect on its financial condition or operations.  Each of Ultramar, Ultrastar and

       Newstar has heretofore delivered to Unistar true, correct and complete copies of its certificate of incorporation and bylaws, as amended to the date hereof.

              (b) The execution and delivery of this Agreement and the
       Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each of
       Ultramar, Ultrastar and Newstar and this Agreement and the Related
       Agreements are, or upon their execution and delivery will be, valid and binding obligations of each of Ultramar, Ultrastar and Newstar, enforceable against each of them in accordance with their terms, except that such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Neither the execution and delivery by each of Ultramar, Ultrastar and Newstar of this Agreement or the Related
       Agreements to which it is a party nor the consummation of the transactions contemplated hereby and thereby, nor compliance by
       Ultramar, Ultrastar or Newstar with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of its certificate of incorporation or bylaws, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which either or them is a party or by which they or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Ultramar, Ultrastar or
       Newstar, or any of their properties or assets, assuming receipt of the
       Consents and all routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement and the Related Agreements.

              (c)    Neither execution and delivery of, nor
performance under,
       this Agreement or the Related Agreements is prohibited by or requires any consent, authorization, approval or registration
(other than the
       Consents and such as are customarily obtained subsequent to the consummation of transactions such as the transactions contemplated hereby) under any law, rule or regulation, or any judgment, order, writ, injunction or decree binding upon Ultramar, Ultrastar or Newstar.

              (d)    None of UTPC, Unimar, Enstar, Unistar or UT
Development
       will directly or indirectly incur any liability or expense as a result of undertakings or agreements of Ultramar, Ultrastar or Newstar for brokerage fees, finder's fees, agent's commissions or other similar form of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

              (e) Ultramar is experienced and knowledgeable in the oil and gas business. Ultramar has provided access to the extent permitted under Section 2.7 to all its books and records pertaining to the
       Transferred Assets and has been afforded the opportunity to examine the materials, books and records maintained by the operator with respect to the Transferred Assets and by the parties hereto and has been given access to other information relating to Enstar and the Transferred
       Assets.  Prior to entering into this

       Agreement, Ultramar was advised by its agents, representatives and counsel and such other persons it deemed appropriate concerning this
       Agreement. Ultramar has had an opportunity to make an independent investigation and evaluation of, and appraisal and judgment with respect to, the geologic and geophysical characteristics of the Transferred
       Assets and the estimated hydrocarbon reserves recoverable therefrom, title to the Transferred Assets and ownership and operation of the
       Transferred Assets.

              Section 3.3.  Representations and Warranties of
Unimar.  Unimar
hereby represents and warrants that:

              (a) Unimar is a general partnership duly formed pursuant to the Texas Act and has all necessary partnership power and authority to carry on its business as now being conducted. Unimar has all the partnership power and authority to enter into this Agreement and the
       Related Agreements, to which it is a party, and consummate the
       Reorganization and transactions contemplated hereby and thereby.

              (b) Each of Enstar and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all necessary corporate power and authority to carry on its business as it is now being conducted. Unimar has heretofore delivered to UTPC and Ultramar true and complete copies of (i) Enstar's certificate of incorporation and bylaws
(the
       "Certificate of Incorporation" and the "Bylaws," respectively) as in existence on the date hereof and (ii) the charter and bylaws of each of the Subsidiaries as in existence on the date hereof. Each of Enstar and the Subsidiaries has the corporate power and authority to enter into this Agreement and the Related Agreements, to which it is a party, and to consummate the Reorganization and transactions contemplated hereby and thereby. On the Closing Date, Enstar shall own all of the issued and outstanding shares of capital stock of the Subsidiaries free and clear of all liens, encumbrances, charges or claims, and all of such shares shall be validly issued, fully paid and non-assessable.

              (c) The execution and delivery of this Agreement and the
       Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of each of Enstar and the
       Subsidiaries and partnership action on the part of Unimar.
This
       Agreement and the Related Agreements are valid and binding obligations of each of Unimar, Enstar and the Subsidiaries enforceable against each of them in accordance with their terms.

              (d)    The execution and delivery by each of
Unimar, Enstar and
       the Subsidiaries of this Agreement and the Related
Agreements to which
       it is a party do not, and the performance of this Agreement and the
       Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with any provision of the charter or bylaws of Enstar or the Subsidiaries, with the partnership agreement of Unimar or with the Partnership Agreements or
(ii) violate
       any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Unimar, Enstar, the Subsidiaries or any of the Partnerships is subject, assuming receipt of all routine governmental consents normally acquired after the consummation of transactions such as
       transactions of the nature contemplated by this Agreement and the
       Related Agreements or (iii) subject to execution of the Discharge
       Agreement, conflict with, or result in a breach or violation of, or a default under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any agreement, indenture or instrument of Unimar, Enstar, the Subsidiaries or of any of the Partnerships or to which Unimar, Enstar, the
       Subsidiaries or any of the Partnerships or any of the Transferred Assets
       or such entities' other properties or assets is subject other than violations, conflicts, breaches or defaults which will not have a material adverse effect on Unimar, Enstar, the Subsidiaries or any of the Partnerships or preferential purchase rights, requirements for consents to assignment or rights of first refusal with respect to the
       Transferred Assets that shall have been discharged or waived and required consents received on or before the Closing Date.

              (e)    The consummation of the transactions
contemplated by this
       Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not require the consent, approval or authorization of any governmental or regulatory authority or any other person under any material permit, license, agreement, indenture or other instrument to which Unimar, Enstar, the
       Subsidiaries or any of the Partnerships is a party or by which Unimar,
       Enstar, the Subsidiaries or any of the Partnerships is bound, other than
       (i) consent of the lenders that are parties to the Enstar
Credit
       Agreement; and (ii) such other consents and approvals as are customarily obtained subsequent to the consummation of the transactions such as the transactions contemplated hereby and thereby. No consent, vote or other approval by the limited partners of the Partnerships is required to effect the transactions contemplated by this Agreement and the Related
       Agreements and none of such transactions will accelerate any right that such limited partners may presently have to cause the redemption of such securities, or change any of the voting or other rights that such limited partners are presently entitled to exercise under the
       Partnership Agreements. No declaration, filing or registration with any governmental or regulatory authority is required of Unimar, Enstar, the
       Subsidiaries or any of the Partnerships in connection with any such transaction, except for such filings as may be required under state blue sky or securities laws and except for the delivery and filing of appropriate documents evidencing the Reorganization as required by the
       Delaware General Corporation Law and applicable state partnership laws.

              (f) To the best of its knowledge and belief, there are no (i)
       actions, suits or proceedings pending or threatened, and there are no orders, decrees, injunctions or judgments of any court or of any federal, state, or local department, agency, commission, board, bureau or instrumentality instituted or obtained, or pending or threatened, against Unimar, Enstar, UTPC, Ultramar, Ultrastar,
Unistar, Newstar, UT
       Development or any of the Partnerships relating to the Transferred
       Assets, except as listed on Schedule 3.3(f) hereto (the
"Litigation
       Schedule"), which, individually or in the aggregate, would materially adversely affect the value of any field by an amount in excess of
       $50,000, which field is in the Transferred Assets of such parties or
       (ii) material written claims asserted by Unimar, Enstar, UTPC, Ultramar,
       Ultrastar, Unistar, Newstar, UT Development or any of the
Partnerships,
       relating to the Transferred Assets, at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, except as listed on Schedule 3.3(f) hereto (the "Claims Schedule").

              (g)    Except as specifically described on Schedule
3.3(g), to
       the best of its knowledge and belief neither Enstar, the Subsidiaries nor any of the Partnerships is obligated to deliver any material makeup volumes of oil, gas or associated minerals from the Transferred Assets on account of prepayment, take-or-pay or similar obligations previously received or accrued by Enstar or the Partnership.

              (h)    Except as specifically described on Schedule
3.3(h), as of
       the Valuation Date to the best of its knowledge and belief, no gas or oil balancing agreement or similar arrangement to which any production from the Transferred Assets is subject entitles any interest owner in such production to receive after the Closing Date any material makeup volumes or proceeds of production on account of excess production received by Enstar or the Partnerships prior to the Closing Date.


                     ARTICAL 4
 ADDITIONAL AGREEMENTS AND COVENANTS

              Section 4.1. IRS Covenant. From the date hereof, each of the parties to this Agreement covenants and agrees that it will fully comply with the requirements, representations and conditions that were set forth in the IRS
Request and the statutory basis for the receipt of a favorable IRS Ruling for so long as necessary in order for the Reorganization to qualify as a distribution to which Section 355 of the Code applies; provided, however, if a favorable IRS Ruling in form reasonably satisfactory to each of the General
Partners is not received, then this covenant will not apply and be of no force and effect.


                                    ARTICLE 5

                              CONDITIONS TO CLOSING

              Section 5.1.  Conditions to Obligations of the
Parties hereto to
Close. The obligations of the parties hereto to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction of the following conditions unless waived in writing by the parties hereto:

              (a) The representations and warranties of the parties hereto set forth herein (or as supplemented on or prior to the Closing Date)
       shall be true and correct as of the date of this Agreement and as of the
       Closing Date as though made on and as of the Closing Date, except as to inaccuracies individually or in the aggregate that do not have, and in the future are not reasonably expected to have, a materially adverse effect on the Transferred Assets taken as a whole;

              (b) Each of the parties to this Agreement and the Related
       Agreements shall have performed all obligations and agreements and complied with all covenants and conditions applicable to it contained in this Agreement and the Related Agreements prior to or on the Closing
       Date and shall have executed and delivered the Related
Agreements prior
       to or
       on the Closing Date;

              (c) No action, suit, proceeding or claim shall be pending or threatened by any limited partner of any Partnership against Enstar, any of the Partnerships or any party hereto, which could materially adversely affect the business, financial condition, results of operations or prospects of Enstar, any of the Partnerships, the
       Transferred Assets or any party hereto or impose material conditions on the transactions contemplated herein;

              (d)    UTPC, Ultramar and Unimar shall have
received from each
       other an officer's certificate dated the Closing Date, signed by its
       President or any of its Vice Presidents, confirming subsections (a), (b)
       and (c) of this Section 5.1; and

              (e)    Unimar and Enstar shall have received a
favorable IRS
       Ruling in form reasonably satisfactory to each of the General Partners on the IRS Request that the Reorganization will qualify as a distribution to which Section 355 of the Code applies.

                                   ARTICLE 6

    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

              All representations and warranties made in this Agreement, or in any officers' certificate provided for by this Agreement, by UTPC and Ultramar shall terminate on, and be of no further force and effect after, the Closing
Date. The sole remedy for a breach of a representation and warranty by UTPC or
Ultramar, as the case may be, shall be the right of the other party under
Sections 5.1 and 7.1 to terminate this Agreement, and after the Closing Date neither UTPC nor Ultramar shall bear any responsibility with respect to the breach of any representation or warranty. All representations and warranties made by Unimar in Section 3.3 of this Agreement shall be continuing and with respect to Sections 3.3(a) through (f) shall survive the Closing Date for five years and with respect to Sections 3.3(g) and (h) shall survive the Closing
Date for one year.

                                   ARTICLE 7

                           TERMINATION AND AMENDMENT

              Section 7.1. Termination. This Agreement may be terminated:

              (a) By the mutual written consent of the parties at any time prior to the Closing Date;

              (b) By any party after August 31, 1990 if the Closing has not occurred by that date;

              (c) By any party if after the date hereof and prior to the
       Closing any legislation that would have the effect of prohibiting or making unlawful the transfer of Assets by Unimar, the General Partners or Enstar or acquisition or ownership of the Transferred
Assets by the
       Subsidiaries and the General Partners has been enacted into law;

              (d) By any party on the last day on which the Closing may
       occur pursuant to Section 2.1 if the conditions to Closing in Section
       5.1 are not fulfilled or waived; provided that the failure to consummate the transaction on or before such date is not caused by the willful failure of the party requesting termination.

              Any party shall exercise a right of termination provided above by written notice to the other party. Notwithstanding any other provision of this
Agreement, the provisions of Sections 2.3, 2.4, 9.6, 9.10 and
9.17 shall
survive the termination of this Agreement.

              Section 7.2. Amendment.

              (a)    At any time prior to the Closing this
Agreement may be
       amended or modified in any respect by the parties by an agreement in writing executed in the same manner as this Agreement.

              (b)    No supplement, modification, waiver or
termination of this
       Agreement shall be binding unless executed in writing by the party to be bound thereby.


                                   ARTICLE  8

                                    EXPENSES

              (a) Except as provided herein, Enstar shall bear and pay
       expenses incurred by the parties hereto in connection with this
       Agreement, including accounting, petroleum engineering and other fees and expenses other than third party fees or charges by licensors to obtain third party releases with respect to seismic data, which fees and charges shall be paid by the party desiring to obtain such seismic data.
       In connection with the dissolution of certain other partnerships for which Enstar is a general partner (other than the Partnerships defined herein) Enstar shall pay all legal fees and expenses.


              (b) Unistar and Ultrastar hereby agree that they shall equally bear and pay all fees, costs and expenses incurred by Enstar (if any) in connection with the termination (for tax purposes) of the Partnerships pursuant to Section 708 of the Code as a result of the Reorganization on the Closing Date.


                                   ARTICLE 9

                                 MISCELLANEOUS

              Section 9.1. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

              Section 9.2. Notice. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, postage prepaid, as follows:

              If to Unistar, UT Development or UTPC:

                     Union Texas Petroleum Corporation
                     1330 Post Oak Boulevard
                     Houston, Texas  77056
                     Attention:  General Counsel

              If to Ultramar, Ultrastar or Newstar:

                     Ultrastar, Inc.
                     120 White Plains Road
                     Tarrytown, New York  10591
                     Attention:  General Counsel

              If to Unimar or Enstar, to both of the above addresses.

All notices shall be deemed to have been duly given at the time of personal delivery or mailing, except that any notice of termination of this Agreement under Article 7 shall be deemed to have been given at the time of receipt by the party to which such notice is addressed.

              Section 9.3. Further Assurances. From and after the Closing
Date, at the request of any party, but without further consideration, a party hereto will execute and deliver or cause to be executed and delivered such other instruments of conveyance and transfer and take such other actions as any party reasonably may require more effectively to vest in a party hereto, or to put a party hereto or its affiliate to the extent permissable in possession of, any of the Transferred Assets.

              Section 9.4. Schedules and Exhibits. All Schedules have been prepared as of the date hereof (unless otherwise expressly provided herein) and
Exhibits have been prepared as of the date set out thereon.


              Section 9.5. Defined Terms.  Terms used in this
Agreement, which
are not otherwise defined herein, shall have the respective meanings specified in the General Partnership Agreement of Unimar.

              Section 9.6. Assignment. No party hereto shall assign this
Agreement or any part thereof without the prior written consent of the other parties.

              Section 9.7. Closing Period Adjustments.

              (a) Within 120 days after the Closing, UTPC, on behalf of
       Enstar and for which UTPC will be reimbursed pursuant to the terms of the Partnership Agreement, shall
       prepare a certain statement described in this Section 9.7
(the "Closing
       Period Adjustment Statement") for each of Newstar and UT
Development,
       each of which shall give UTPC and Newstar reasonable access to its books and records. The Closing Period Adjustment Statement shall cover operations related to the Newstar Assets and the UT Assets for the time period beginning on the Valuation Date and ending on the
(i) last day of
       the month in which the Closing occurs if the Closing Date is after the
       15th day of such month or (ii) the last day of the month preceding the
       Closing if the Closing Date occurs prior to the 16th day of a month (the
       "Actual Closing Period") as if during the Actual Closing
Period Newstar
       had owned the Newstar Assets and UT Development had owned the UT Assets.
       The Closing Period Adjustment Statement is also hereinafter referred to as the "Newstar Closing Period Adjustment Statement" and the "UT
       Development Closing Period Adjustment Statement."

              (b)    As more fully set forth on Schedule 9.7
hereto, the
       Closing Period Adjustment Statement shall include the following:

                     (i)    The Newstar Closing Period Adjustment
Statement
              shall set forth (A) net operating income accrued from the Newstar
              Assets, net of capital expenditures incurred, during the Actual
              Closing Period to be allocated to Newstar and (B) the acquisition or sale of any Newstar Assets during the Actual
Closing Period to
              be charged or credited to Newstar; and

                     (ii)   The UT Development Closing Period
Adjustment
              Statement shall set forth (A) net operating income accrued from the UT Assets, net of capital expenditures incurred, during the
              Actual Closing Period to be allocated to UT
Development and (B)
              the acquisition or sale of any UT Assets during the Actual
              Closing Period to be charged or credited to UT
Development.

              (c)    General and administrative expenses,
interest expense and
       income tax expense incurred, and net operating income accrued with respect to Assets which are not Newstar Assets or UT
Assets as well as
       exploration expenses and production payment interest for all the Assets, shall be shared in accordance with Schedule 9.7 hereto.
In addition,
       the Closing Period Adjustment Statement shall include special adjustments set forth on Schedule 9.7 hereto.

              (d)    The Closing Period Adjustment Statement
shall be prepared
       in accordance with generally accepted accounting principles except as otherwise reflected in the Closing Period Adjustment
Statement for the
       Actual Closing Period as if the Actual Closing Period were a separate and distinct accounting period.  The Closing Period
Adjustment Statement
       shall be in such detail and shall contain or have attached thereto such supporting documentation as Newstar or UT Development shall reasonably request. Each party and its accountants shall be provided access to all books, records, computer runs and other documents containing information on which the Closing Period Adjustment Statement is based for the purpose of conducting an audit thereof or such other review as such party may deem appropriate for a period from the date hereof to the date two (2) years subsequent to the Closing Date. For the purposes of this
       Section 9.7 the term "Newstar Assets" and "UT Assets" shall include all assets that would have been Newstar Assets or

       UT Assets, respectively, on the Closing Date but for their prior sale, disposal, destruction or other disposition during the Actual Closing
       Period.

              (e)    Subject to the right to audit set forth in
Section 9.7(d),
       the Closing Period Adjustment Statement shall become final and binding on Newstar and UT Development, respectively, on the 30th day following the date of receipt thereof, unless prior to such 30th day such party shall deliver to UTPC written notice of its disagreement therewith, together with proposed changes thereto. If such notice is delivered, then the Closing Period Adjustment Statement shall become final and binding upon written agreement between Newstar or UT
Development, as the
       case may be, and UTPC resolving all disagreements of the disputing party. If the Closing Period Adjustment Statement has not become final and binding by the 30th day following the receipt by UTPC of written notice of disagreement, then such disagreement shall be submitted to binding arbitration by the firm of Arthur Andersen & Co.
or other
       nationally recognized independent accountants as may be jointly selected by Newstar and UT Development. The fees and expenses of such resolution shall all be borne by Enstar. The determination of the Closing Period
       Adjustment Statement by such resolution shall be final and binding upon
       UTPC and the disputing party.

              (f)    Within two days from the date the applicable
Closing
       Period Adjustment Statement becomes final and binding, UT
Development or
       Newstar, as the case may be, shall by wire transfer to a designated account make payments (if any) required thereunder to the other with regard to the difference between the Closing Period
Adjustment Statement
       and the Closing Statement. With respect to any amounts owed by Newstar or UT Development to the other pursuant to this Section
9.7(f), Ultramar
       and UTPC hereby agree to guarantee the timely payment of such amounts by
       Newstar and UT Development, respectively.

              (g) After the Closing, UTPC shall be responsible for handling any open audits, which may arise, that relate to periods prior to the
       Closing Date for which UTPC previously handled under the Management
       Agreement but shall be compensated pursuant to the terms of the Unimar
       Partnership Agreement. To the extent such audits result in any claims or liabilities, such claims or liabilities will be for the benefit of or be borne by (i) Enstar to the extent such matter relates to the period prior to the Valuation Date, (ii) Newstar or UT
Development, as the case
       may be, who for purposes of this accounting adjustment is deemed to own the applicable Transferred Asset after the Valuation Date and (iii) by
       Enstar with respect to any other audit. Any disagreement as to adjustment resulting from such open audit shall be submitted to binding arbitration by the firm of Arthur Andersen & Co. or other nationally recognized independent accountants as may be jointly selected by Newstar and UT Development. The fees and expenses of such resolution shall be borne by Enstar. The determination of such open audit adjustment by such resolution shall be final and binding upon the disputing parties.
       Payment of any adjustments hereunder shall be handled in the same manner as in Section 9.7(f). Newstar shall have the right, at its election, to take over the handling of any open audit that relates to the Newstar
       Assets.

              Section 9.8. Payments and Invoices Received After the Closing.

              (a)    After the Closing, Newstar and UT
Development shall,
       immediately upon their receipt, turn over or cause to be turned over to the appropriate party, any amounts from or related to the Transferred
       Assets received by Newstar, UT Development or their affiliates, which amounts (i) are accounted for in the Closing Period
Adjustment
       Statements and have not been previously turned over to the appropriate party in accordance with the Closing Period Adjustment
Statements or
       (ii) related to the period prior to the Valuation Date.

              (b)    After the Closing, Newstar and UT
Development shall,
       immediately upon their receipt, turn over or cause to be turned over to the appropriate party any invoices or any other demand for payment for costs and expenses that were incurred as costs for operation or ownership of or expenses related to the Transferred Assets
(i) during
       the Closing Period and which are accounted for in the Closing Period
       Adjustment Statements and have not previously been turned over to the appropriate party in accordance with the Closing Period
Adjustment
       Statements or (ii) during the period prior to the Valuation Date.

              (c) After the Closing, Enstar shall, immediately upon its
       receipt, turn over or cause to be turned over to Newstar or UT
       Development, as the case may be, (i) all amounts that would be, but were not, properly included in the Closing Period Adjustment
Statements
       including applicable insurance proceeds, if any, that relate to such
       Closing Period and (ii) any amounts from the Transferred
Assets received
       by Enstar, which amounts relate to the period after the Closing Date pursuant to the Letters in Lieu of Division and Transfer
Orders,
       assignments or notices required pursuant to this Agreement.

              Section 9.9. Surety Bond Coverage. Ultramar shall use its best efforts to obtain as soon as reasonably practicable after the Closing replacement surety bonds for Newstar obtaining the release of UTPC and Enstar.
Ultramar agrees to indemnify and hold harmless UTPC against and from any loss, cost or expense incurred or suffered by UTPC or Enstar arising out of any claim and premium payment related to UTPC's or Enstar's maintenance of such surety bonds for Newstar after the Closing Date.

              Section 9.10. Confidentiality. After the Closing or termination of this Agreement, the parties hereto shall continue to hold in confidence all information and data concerning the Transferred Assets no longer owned by such party or its affiliates (other than information and data that becomes generally available to the public other than through disclosure by any of the parties hereto or their officers, employees or representatives), including without limitation, seismic data pursuant to the terms of the Seismic Agreement;
provided, however, the foregoing shall not restrict necessary disclosures in compliance with applicable securities laws or other laws or an order by court or governmental agency. The aforesaid obligation shall terminate at such time as the information and data in question become generally available to the public other than through the breach by any of the parties hereto or its affiliates, officers, employees or representatives of said obligation.

              Section 9.11. Severance. Enstar shall only be responsible for all payments and liabilities from the severance of ten employees designated by
UTPC who are not offered continuation of employment with UTPC or its affiliates; provided, the aggregate costs of such severance payments by Enstar shall not exceed $300,000.

              Section 9.12. Captions.  The captions in this
Agreement are for
convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

              Section 9.13. Governing Law.  THIS AGREEMENT AND
THE LEGAL
RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND
CONSTRUED
IN ACCORDANCE
WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES
OF CONFLICTS
OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATION.  NOTHING
HEREIN SHALL
AFFECT THE RIGHT OF ANY PARTY HERETO TO COMMENCE LEGAL
PROCEEDINGS OR OTHERWISE
PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.

              Section 9.14. Waivers. Any failure of any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof
(whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

              Section 9.15. Acknowledgement.  WITHOUT DIMINISHING
THE SCOPE OF
THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF UNIMAR,
ULTRASTAR,
UNISTAR, ENSTAR, NEWSTAR, UT DEVELOPMENT AND UTPC IN THIS
AGREEMENT AND WITHOUT
AFFECTING OR IMPAIRING THE PARTIES' HERETO RIGHTS TO RELY
THEREON, THE PARTIES
HERETO ACKNOWLEDGE THAT NONE OF SUCH PARTIES HAS MADE, AND
UNIMAR
HEREBY
EXPRESSLY DISCLAIMS AND NEGATES, ANY OTHER REPRESENTATION OR
WARRANTY, EXPRESS
OR IMPLIED, RELATING TO THE CONDITION OF THE ASSETS AND
OPERATIONS OF ENSTAR,
THE SUBSIDIARIES AND THE PARTNERSHIPS (INCLUDING, WITHOUT
LIMITATION, ANY
IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR
PURPOSE) AND TO THE RESERVE REPORT BY WILLIAMSON DATED MARCH 31,
1989 EFFECTIVE
AS OF DECEMBER 31, 1988, THE EXISTENCE OR EXTENT OF OWNERSHIP,
TITLE,
RECOVERABILITY OR VALUES OF RESERVES SHOWN THEREIN OR PRODUCT
PRICING
ASSUMPTIONS, GEOLOGICAL, GEOPHYSICAL OR SEISMIC DATA USED
THEREIN, AND FURTHER,
THE PARTIES HERETO ACCEPT ALL THE PROPERTY OF ENSTAR IN ITS "AS
IS," "WHERE IS"
CONDITION.

              Section 9.16. Files and Records. After the Closing Date, the parties hereto agree that upon a reasonable request each party shall make available to the other parties during reasonable times and at such requesting party's expense, for review and copying necessary information to which it has access without violating confidentiality provisions with respect to (a) federal, local or state regulatory or tax matters, (b) resolution of existing disputes or contract compliance issues relating to the Transferred Assets, (c) matters relating to this Agreement or (d) other matters or disputes relating to
Unimar's, Enstar's or their affiliates' prior ownership of or liability with respect to the Transferred Assets. The parties hereto agree that after the
Closing Date they will hold in strict confidence and not disclose to anyone other than their respective officers, employees and representatives, and to other persons as required in connection with the foregoing uses, any information and data concerning the Transferred Assets unless such information and data is generally available to the public other than through disclosure by such party or is required to be disclosed under applicable securities or other laws or order by court or governmental agency.

              Section 9.17. Equitable Remedy. The parties hereto agree that money damages would not be a sufficient remedy for any breach of Sections 2.3,
2.4, 2.7, 2.8, 9.10 or 9.16 of this Agreement and that each such party shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of any of those Sections, in addition to all other remedies available at law or in equity.

              Section 9.18. Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the remainder of this Agreement shall remain in full force and effect.

              Section 9.19. Entire Agreement. This Agreement, including the
Exhibits and Schedules annexed hereto, constitutes the entire agreement among the parties hereto.

              Section 9.20.  Conflict.  In the event that after
the Closing
there shall be any conflict between the provisions of this Agreement and the
Related Agreements, the provisions of the Related Agreements shall control.

              IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officer of each of the parties hereto, all as of the date first above written.

                                       UNIMAR COMPANY

                                       By:   Unistar, Inc., a
General Partner

                                             By:   /s/W.M. KRIPS


- -------------------------
                                             Name:  W.M. KRIPS

                                             Title: President




                                      By:    Ultrastar, Inc., a
General Partner

                                             By:  /s/R.W. BLAND


- --------------------------
                                             Name:  R.W. BLAND

                                             Title: Senior Vice
President

                                        UNISTAR, INC.

                                        By:  /s/W.M. KRIPS


- ---------------------------------
                                        Name:  W.M. KRIPS

                                        Title: President



                                        ULTRASTAR, INC.

                                        By:  /s/R.W. BLAND


- ---------------------------------
                                        Name:  R.W. BLAND

                                        Title: Senior Vice
President


                                         ENSTAR CORPORATION

                                         By:  /s/R.W. BLAND


- --------------------------------
                                         Name:  R.W. BLAND

                                         Title: President



                                          NEWSTAR INC.

                                          By:  /s/R.W. BLAND


- -------------------------------
                                          Name:  R.W. BLAND

                                          Title: President



                                           UNION TEXAS
DEVELOPMENT
                                             CORPORATION

                                           By:  /s/W.M. KRIPS


- ------------------------------
                                           Name:  W.M. KRIPS

                                           Title: President



                                           UNION TEXAS PETROLEUM
                                             CORPORATION

                                           By:  /s/W.M. KRIPS


- ------------------------------
                                           Name:  W.M. KRIPS

                                           Title: Senior Vice
President


                                            ULTRAMAR AMERICA
LIMITED

                                            By:  /s/R.W. BLAND


- -----------------------------
                                            Name:  R.W. BLAND

                                            Title: Vice President

List of omitted Exhibits and Schedules to Agreement and Plan of Reorganization dated December 22, 1989 among Unimar Company, Ultrastar, Inc., Unistar, Inc.,
ENSTAR Corporation, Newstar, Inc., Union Texas Development
Corporation, Union
Texas Petroleum Corporation and Ultramar America Limited.


EXHIBITS                 DESCRIPTION
Exhibit A                Assets Conveyed to UT Development
Exhibit B                Assets Conveyed to Newco
Exhibit C                Form of Conveyance
Exhibit D                Intentionally omitted
Exhibit E                Transition Space and Services Agreement
Exhibit F                Enstar Discharge Agreement
Exhibit G                Assumption and Indemnification Agreement
Exhibit H                Marketing Agreement
Exhibit I                IRS Request
Exhibit J                Partnership Amendment
Exhibit K                Termination Agreement
Exhibit L                Amended 1985 Agreement
Exhibit M                Amended 1987 Agreement
Exhibit N                Assignments
Exhibit O                Seismic Agreement


SCHEDULES                DESCRIPTION
Schedule 1.5             Estimated Closing Schedule
Schedule 3.3(f)          Litigation and Claims
Schedule 3.3(g)          Makeup
Schedule 3.3(h)          Gas and Oil Balancing
Schedule 9.7             Closing Period Adjustments Schedule